UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 28, 2015
Date of Report (Date of earliest event reported)

Fidelity Southern Corporation
(Exact name of registrant as specified in its charter)

Georgia	No. 001-34981	No. 58-1416811
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305
(Address of principal executive offices)

(404) 639-6500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement
On May 29, 2015, Fidelity Bank (the “Bank”), the wholly-owned banking subsidiary of Fidelity Southern Corporation (“Fidelity”), entered into Note Purchase Agreements (each, a “Note Purchase Agreement”) with certain institutional investors (collectively, the “Investors”) for the issuance and sale to the Investors of $75 million in aggregate principal amount of the Bank’s Fixed/Floating Rate Subordinated Notes due 2030 (the “Subordinated Notes”). Each Note Purchase Agreement includes customary representations, warranties and covenants. The Subordinated Notes were issued in book-entry form only and are represented by a single global note in the principal amount of $75 million (the “Global Note”), which is payable to Cede & Co., as nominee for The Depository Trust Company.

The offering price of the Subordinated Notes was 100% of the aggregate principal amount of the Subordinated Notes, and the Subordinated Notes qualify as Tier 2 regulatory capital for the Bank and Fidelity. The Subordinated Notes bear a fixed rate of interest of 5.875% per year, from May 29, 2015 to May 31, 2025. From June 1, 2025 to May 31, 2030, the maturity date for the Subordinated Notes, the interest rate will be a floating rate equal to the three-month London inter-bank offered rate determined on the determination date of the applicable interest period plus 363 basis points. The Subordinated Notes are callable at their par value in whole or in part on or after June 1, 2025, or any interest payment date thereafter. The Bank intends to use the net proceeds from the offering for general corporate purposes, including potential acquisitions. The information filed in this Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Subordinated Notes.
The foregoing description of the Subordinated Notes is summary in nature and is qualified in its entirety by reference to the form of Global Note, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
The foregoing description of the Note Purchase Agreement is summary in nature and is qualified in its entirety by reference to the form of Note Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Note Purchase Agreements entered into between the Bank and each Investor are substantially identical in all material respects to the form of Note Purchase Agreement, except as to the parties and the principal amount of Subordinated Notes purchased. Such agreements are omitted from the exhibits filed herewith in reliance on Instruction 2 to Item 601 of Regulation S-K. Fidelity will file executed copies of the omitted exhibits upon request by the Securities and Exchange Commission.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report on Form 8-K regarding the Subordinated Note and the Note Purchase Agreement is incorporated by reference into this Item 2.03.
Item 8.01.     Other Events
On May 28, 2015, the United States Department of Treasury, the holder of an outstanding warrant (the “Warrant”) to purchase 2,693,746.83 shares of common stock of Fidelity at an exercise price of $2.685 per share, completed the sale and transfer of the Warrant in a private transaction with two unaffiliated third party investors. One investor received a Warrant to purchase 1,346,873.41 shares of common stock and one investor received a Warrant to purchase 1,346,873.42 shares of common stock. Fidelity will receive no proceeds from this transaction and it will have no effect on Fidelity’s capital, financial condition or results of operations. The United States Department of Treasury received gross proceeds of $32,401,354 in connection with the sale and transfer.

On May 29, 2015, Fidelity issued a press release announcing the execution of the Note Purchase Agreements and the issuance of the Subordinated Note. A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description

4.1	Form of Global Note representing the Fixed/Floating Rate Subordinated Notes due 2030 of Fidelity Bank

10.1	Form of Note Purchase Agreement

99.1	Press Release, dated May 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer

June 3, 2015